AMENDMENT TO THE OLD REPUBLIC INTERNATIONAL CORPORATION 2022 INCENTIVE COMPENSATION PLAN (effective February 27, 2025) 1. Subsection 5.3(b)(ii) of the Plan is hereby amended to be and to read in its entirety as follows (bold/underline showing additions; strikethrough showing deletions): “(ii) Retirement Before Age 65 and Employment for 10 Years. Except as otherwise provided in (iii) below, if If, before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Affiliate for reasons of age or disability under the then established rules of the Company or the Affiliate after attaining a combination of age and years of service equal to 65, the Option shall terminate on the earlier of the normal date of expiration or 4 years after the date of such retirement. In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement, subject to Section 4.9(d). An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Affiliate. If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate on the earlier of the date of expiration or 4 years after the date of retirement. The number of shares vested and exercisable, however, shall be determined as of the date of retirement, with no further vesting thereafter.” 2. Section 5.3 of the Plan is hereby amended by renumbering subsection 5.3(b)(iii) to instead be subsection 5.3(b)(iv), and adding the following Section 5.3(b)(iii) immediately prior such subsection, to be and to read in its entirety as follows: “(iii) Retirement On or After Age 65 and Employment for 10 Years. For Awards granted on or after February 27, 2025 if, before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Affiliate for reasons of age or disability under the then established rules of the Company or the Affiliate on or after attaining age 65 and having been employed by the Company or any Affiliate for 10 years or longer, the Option shall terminate 10 years after the Date of Grant. In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement, subject to Section 4.9(d). An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Affiliate. If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate 10 years after the Date of Grant. The number of shares vested and exercisable, however, shall be determined as of the date of death.”